Exhibit 3.20

SIXTH AMZNDED AND DES AflD CERTifiCATE or LThBTED PARTNERSHIP AND LIME IIPAITNERSRIP AGREEMENT OF GRAFCO 1N11 JST1UES LIMITED PARTNERSHIP MARYIf AND LIMITED PAItTNERSIIIP This Sixth Amende4nd Restated Agreement of Limited Partnership and Limited Partnership Agreement the Agrepzenr is entered into this 3rd day of October 2006 and is intended to be effective as of the 3fd day of October 2006 the Effective Date to the tbllest extent permitted by law by and rnong Caplas Neptune LLC Delaware limited liability company with its principal place of business located at 251 Circle Drive North Piscataway NJ 08854 as the general partner the General Parlnet and Caplas LLC Delaware limited liability company ith its principd place of business located at 251 Circle Drive North Piscataway NJ 08854 as the li4ted partner the Limited Partner for the purpose of continuing Gmfco Industries Limitpd Partnership Grafco limited partnership under the laws ofthe State of Maryland the Partnership The General Partner and the Limited Partns and any other Person who become imited Partnerspursuant to the termsof this Agrcern ap hereinafter sometimes referred to izdlvidually as Partue and collectively as the Pafiers This Agreement amends and restatej in its entirety the Fifth Amended and Restated CertiflIte qf Limited Partnership and Limited Patnersbip Agreement of the Partnership dated as of Fuary 282004 and effective as of Januar3f 12003 and all prior Certificates of Limited artnership and Limited Partnership Agreements of Partnership -D The General Partnerand the ..rimited Partnerhereby agree as follows The name of the limted partnership is Grafco Industries Limited Partner$ th Partnership Parpo The Partnership is 4onffnuljite object and purpose of and the nature of the business to be conducted and profly the Partnership is engaging in any lawlhl act or activity fbr which may3 farmed under the Maryland Revised Uniform Limited Parti rps Assns 10401 et seq the Acfl and engaging in any a4sd all or incidental to the foregoin The principal place of business of the Partnership shall be located 7447 Candlewood Road Hanover Maryland 21076 or at such other location as may heafter be determined by the General Partner The General Partner shall notifij the Linzitpd Partner of any change in the principal place of business of the Partnership The nine and address of the resident agent of Partnership in Maryland is John Scaldar Bsq Scaldara and Poller LLP One North Charles Stuet Suite 1200 Baltimore Maryand 21201 This resident agent is an individual actually residing in the State of Maryl ad KE 11383494 LORD DLCDN ct0L 9o cio iz-% a3ttLMhltfl3 hereby certify that this is true cud corplete cop on file th this office Ci4flLi STATZ 9AR tT Cit FiSt MSNTS raw TAYATIOI4 itt Custodian Thin ttanp one our previous certification system Effective 6/95

Pnthexs flit names and $se buslisesa zesidenec or mailing addresses 01 the Cenerat Partner and the Limited Parttlers are as follows General Parhuec Caplas Nephine LLC c1o Captive Plastics inc 251 CIrcle DriveNorth Piscataway NJ 0884 Limited Partnec Caplas tALC do Captive Plastics Inc 251 CIrcle Drive North Piscataway NJ 0884 Powers The powers of the peneral Partner include all powers statutory and otherwise possessed by generalpartnerp under the Act The General Partner shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Partnership Dissolgtjon The Parta6rshi shalt dissolve and its affairs shall be wound up at such earlier time as all ofthe prtters of the Partnership approve inwriting an event of withdrawal of general part9er has ocenrrsd under the Act Or an entry of decree of judicial dissolution has oceured under the Act provided howeven the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of general partner described in Section ifiat theftpe of such event of withdrawal there is at least one other general partner of theJl$thersbip who carries on the business of the Partnership any remaining gener4ljIl being hereby autborited to carry on the business of the Partnership pr WfliThin ninetyj9O days after the occurrence of such event of withdrawal all ren$Sg partners aiggr writing to continue the business of the Partnership and to the Yppointinenflctive as of the date of the event of withdrawal of one or root additio%gtieral partners of thePartnership Issuance of Partnership bnersts Schedule hereto sets forth the number of partnership interests the Interests of te Partnership that have been issued to tle Partners The Interests shall not be trnnsferalle without the prior written consent of the General Partner The Interests will be deernd to be securities within the meaning of Section 8- 102a1S and as provided Section 8-103c of the Uniform Counnercial Code as in effect from time to time in th9 State of Maryland or analogous provisions in the TJniforxn Commercial Code in effect any other jurisdiction The Interests shall be securities governed by Article of the niform Commercial Code and shall be evidenced by Unit certificate Each such cerlifi te shall bear legend substantially in the following form 5A5113U34ji4 Loico IIWON 9oL 90 S3OL -- ______________________________

This cartificiga ovitieno4 Fartacrattip Interest in Itaico thdustLjes Limited Partnership and shall be security within the meaning of Article of the Uniforni Commercial Codt The Partnership Interest inj Grafco Industries Limited Partnership represented by this certificate is subject tp the conditions specified in the Sixth Amended and Restated Agreement of f1imited Partnership of Grafco Industries Limited Partnership dated as of Oetpber 32006 as itrnay be amended from time to tlme including without liniltaon transfer restrictions copy of such Sixth Amended and Restated Aseament of Limited Partnership as in effect from time to time will be flirnished wjthout charge by Grafco Industries Limited Partnership to the holder hereof upon written request This Partnership Interest i4 Gralbo industries Limited Partnership has not been registered under the Secur4ies Act of 1933 as amended the Securities Aol and may not be sold or transferred in absence of an effective registration statement under the Seetzritips Act or an exemption hum registration thereunder Cpntntudons No partner 4f the Partnership is required to make any capital contribution to the Partnership The Partnershipsprofits and losses shall be allocated in ributions ofthepartners of the Partnership ftional or ss4jktute limited partners of the Partnership may Partnvrffil without theconsent of the General Partner or substiti$heralpartners of the Partnership may tout the conse4W the Limited Partner and the General ership may be conferred upon any person whether or not rship and no Interest in the Partnership may be created issued or distributed without the consent of the General The Limited Partner shall not have any liability for rtlPartnership except to the extent provided in the Act ient shall be governed by and construed wider the laws of and remedies being governed by said laws shaflbemadeto thepar rsoftheParugip atthetimes determined by the General Partner Such distributions shall sets of the Partnership in the same proportion as their then ____________ Allocation ofProfits and Lo proportion to the capital con 10 Distributions Distributions and in the aggregate amount be allocated among the pail capital account balances 11 Interests/Assiggn One or more add not be admitted to tin One or more add not be admitted wit Partner No tights in the Parti partner in the Partnc modified reclassifiec Partner 12 Limited Liability of Limited the obligations or liabilitIes 13 Qsysningjgw This the State of Maryland all rigi flKIdV4 L01tO oLroN 9f 90

It Amenclmert This Ag4emcnt and any certificaic of linrtted partnership of the Partnership may be amen ad or restated only upon the written consent of the General Partner Cfl A0/S0 OLUON thOL 90 9/01 DSD

IN WItNESS WIEI have dy executed Partnership and Agree 30P the undersigned intending to he legally bQund hereby Ida Sixth Amndcd and Restated Certificate of Limited tent of Limited Partnership as of the date above first written GENERAL PARThraR Name Peter MaSn Tide President and Chief Operating Officer Ic4 David Smith Secretary LIMITED PARTNEIt B7can ante Peter Martin Title President and Chief Operating Officer 0190 OLUON thOL 90 DSD

SCHEDULE I

Names	Partnership Interests Issued
General Partner:	
Caplas Neptune, LLC	1% General Partner Interest
Limited Partner:	
Caplas LLC	99% Limited Partner Interest

confidential
Wachtell

CUST ID:0001866113
WORK ORDER:0001309151
DATE:10-26-2006 11:47 AM
AMT. PAID:$197.00

EAE 1150404.

10/25 '06 10:47 NO.370 07/07 CSC

CORPORATE CHARTER APPROVAL SHEET

EXPEDITED SERVICE ** KEEP WITH DOCUMENT **

DOCUMENT CODE 21 BUSINESS CODE ______

10310007 0

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging (Transferor) ______

Surviving (Transferee) ______

Affix Barcode Label Here

Affix Barcode Label Here

New Name ______

FEES REMITTED

Base Fee:	100
Org. & Cap. Fee:	
Expedite Fee:	70
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
1 Certified Copies	
Copy Fee:	27
____ Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
Mail Processing Fee:	
Other:	
TOTAL FEES:	197

____ Change of Name
____ Change of Principal Office
____ Change of Resident Agent
X Change of Resident Agent Address
____ Resignation of Resident Agent
____ Designation of Resident Agent and Resident Agent's Address
____ Change of Business Code
____ Adoption of Assumed Name
____ Other Change(s)

Confidential Wachtell

Credit Card ______ Check ______ Cash ______

______ Documents on ______ Checks

Approved By: 9

Keyed By: ______

COMMENT(S):

Code 604

Attention: ______

Mail: Name and Address

DAVID O. SMITH
LWR LVL 1
343 N CHARLES ST
BALTIMORE MD 21201-4326

Stamp Work Order and Customer Number HERE

CUST ID:0001866113
WORK ORDER:0001309151
DATE:10-26-2006 11:47 AM
AMT. PAID:$197.00